Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Competitive Technologies, Inc.
Fairfield, Connecticut

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Registration No. 333-113751), Form S-3 (Registration No. 333-113751) and Form S-8 (Registration Nos. 33-87756, 333-18759, 333-49095, 333-95763, 333-58612, 333-81456 and 333-102798) of Competitive Technologies, Inc. and Subsidiaries of our report dated October 4, 2006, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Valhalla, New York
October 30, 2006